ENERGY FUELS INC. – ENTITY ORGANIZATION CHART 2018



1 50% owned by EFR Colorado Plateau LLC
50% owned by Mesa Uranium
2 81% owned by Uranerz Energy Corporation
19% owned by United Nuclear, LLC
3 99% owned by EFR Recovery Corp., 1% owned by EFHC
Energy Fuels Inc. (Ontario)
100%
Magnum Uranium Corp. (British Columbia)
100%
Titan Uranium Inc. (Canada)
100%
Uranium Power Corp. (British Columbia)
100%
Energy Fuels Exploration Inc. (Ontario)
100%
Strathmore Minerals Corp. (British Columbia)
100%
Strathmore Resources (US) Ltd. (Nevada)
100%
Wyoming Gold Mining Company (Wyoming)
100%
Roca Honda Resources LLC (Delaware)
77%
20%
3%
Energy Fuels Holdings Corp. (Delaware)
100%
Magnum Minerals USA Corp. (Nevada)
EFR White Canyon Corp. (Delaware)
Energy Fuels Wyoming Inc. (Nevada)
EFR Arizona Strip LLC (Colorado)
100%
Wate Mining Company LLC (Arizona)
Energy Fuels Resources (USA) Inc. (Delaware)
EFR Henry Mountains LLC (Colorado)
Uranerz Energy Corp. (Nevada)
81%
Arkose Mining Venture 2
Leoncito Plant LLC (Texas)
Leoncito Project, LLC (Texas)
100%
Leoncito Restoration LLC (Texas)
EFR Alta Mesa LLC (Texas)
EFR White Mesa LLC (Colorado)
EFR Colorado Plateau LLC (Colorado)
100%
Arizona Strip Partners LLC (Delaware)
100%
Colorado Plateau Partners LLC (Delaware)
50%
West Lisbon, LLC (Delaware) 1
EFR Properties LLC (Colorado)
EFR Recovery Corp. (Delaware)
99%
EFR Recovery LLC (Delaware) 3